UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 28, 2023

SAVARA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6836 Bee Cave Road, Building I, Suite 205

Austin, TX 78746

(Address of principal executive offices, including zip code)

(512) 614-1848

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SVRA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 28, 2023, in connection with a periodic review of the Composite Amended and Restated Bylaws, as amended, of Savara Inc. (“Savara”), the Board of Directors (the “Board”) of Savara adopted and approved Savara’s Amended and Restated Bylaws (the “Amended Bylaws”), which became immediately effective.

The amendments effected by the Amended Bylaws, include, but are not limited to, the following:

•

added certain updated procedures in connection with stockholder proposals to be brought before an annual or special meeting of stockholders, including certain additional information requirements with respect to the stockholder making the proposal;

•

added certain updated procedures in connection with stockholder nominations of directors, including certain additional information requirements with respect to nominating stockholders, their proposed nominees and other persons related to a stockholder’s solicitation of proxies;

•

added a requirement for a nominating stockholder to comply in all respects with the requirements of Regulation 14A, including, without limitation, Rule 14a-19 under the Securities Exchange Act of 1934, as amended;

•	added a requirement that a stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white;

•	amended the notice provisions to reflect amendments to the Delaware General Corporation Law (the “DGCL”) relating to electronic transmission of notices to stockholders;

•

revised to reflect the name change of Savara from Mast Therapeutics, Inc. (“Mast”) to Savara Inc., which occurred on April 27, 2017 in connection with the completion of Mast’s reverse merger with Savara;

•	revised provision related to stockholder action by written consent to conform with the requirements of the DGCL;

•

revised provisions related to the removal of directors so that directors may be removed, with or without cause, by a majority of the shares then entitled to vote at an election of directors, in accordance with the DGCL;

•	revised certain provisions relating to adjournment procedures and lists of stockholders entitled to vote at stockholder meetings, in each case, to conform to recent amendments to the DGCL; and

•

added an emergency bylaw provision to provide clarity and authority to directors and certain officers during an emergency situation that would otherwise prevent a quorum of the Board or a Board committee from being achieved.

The Amended Bylaws also incorporate ministerial, clarifying and conforming changes, including changes to align with the language used in certain updated provisions of the DGCL and to address stockholder proposals and the universal proxy rules adopted by the U.S. Securities and Exchange Commission.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated into this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Savara Inc., dated March 28, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2023		SAVARA INC. a Delaware corporation

	By:	/s/ Dave Lowrance
Dave Lowrance
Chief Financial & Administrative Officer